[RYDER SCOTT COMPANY LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to our firm, in the context in which it appears, in the Annual Report on Form 10-K/A Amendment No. 2 of Rancher Energy Corp. for the fiscal year ended March 31, 2007.

Ryder Scott Company, L.P.

/s/ Ryder Scott Company, L.P.

Denver, Colorado
September 7, 2007